EXHIBIT 99


                         VIRGINIA COMMERCE BANCORP, INC.

FOR IMMEDIATE RELEASE:

          VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD FOURTH QUARTER
               AND YEAR 2003 EARNINGS AND CONTINUED STRONG GROWTH

                         YEAR-TO-DATE EARNINGS UP 50.4%
                         ROA OF 1.47% AND ROE OF 23.71%
                             ASSETS INCREASED 32.9%

ARLINGTON, VA., TUESDAY, JANUARY 13, 2004--Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today announced record fourth quarter earnings of $3.0 million, an increase of 28.7% over 2002 fourth quarter earnings of $2.4 million. For the year ended December 31, 2003, the Company achieved earnings of $11.5 million, also a record, and an increase of 50.4% compared to earnings of $7.7 million for the prior fiscal year. On a diluted per share basis, fourth quarter and year-to-date earnings were $0.35 and $1.35 compared to $0.29 and $0.96 for the same periods in 2003, an increase of 20.7% and 40.6%, respectively. The Company's year-to-date return on average assets and return on average equity were 1.47% and 23.71% compared to 1.32% and 23.06% for the prior year.

DETAILED REVIEW OF FINANCIAL PERFORMANCE

Net interest income for the fourth quarter of $8.9 million was up $2.1 million, or 30.0%, compared with $6.8 million for the same quarter last year. For the year ended December 31, 2003, net interest income increased $7.2 million, or 29.0%, from $24.9 million in 2002, to $32.1 million. Increases for both periods were due to significant growth in earning assets, as the Company's net interest margin declined from 4.32% in the fourth quarter of 2002 to 4.21% for the current three-month period and from 4.48% for the year ended December 31, 2002, to 4.30% year-to-date.

Non-interest income in the fourth quarter of $1.6 million was down 11.7% over the prior year's fourth quarter level of $1.8 million and was up $2.1 million, or 38.5%, from $5.6 million in 2002 to $7.7 million year-to-date. The increase for the year was primarily due to higher levels of fees and net gains on mortgage loans held-for-sale as lower interest rates pushed production levels to new highs, while the decline in the fourth quarter is reflective of lower refinancing activity. Non-interest expense of $5.4 million increased 12.2% over the $4.8 million reported for the fourth quarter of 2002 and increased 20.9% to $20.8 million year-to-date from $17.2 million for the year ended December 31, 2002. The majority of the increases were due to higher levels of commissions and incentive compensation associated with significant loan volume.

Overall, the increase in fourth quarter earnings was the result of higher net interest income from strong balance sheet growth which more than offset a lower net interest margin and reduced level of fees and net gains from mortgage lending operations. For the year, the increase in earnings is also attributed to strong balance sheet growth and higher levels of fees and net gains from mortgage lending operations. While year-to-date and fourth quarter revenues were up over prior periods, non-interest expenses grew by lesser amounts with most of the increases related to compensation associated with loan production. As a result, the Company's efficiency ratio improved from 55.8% during the fourth quarter 2002 to 51.4% for the current period and from 56.5% for the year ended December 31, 2002, to 52.2% year-to-date.

As noted, the Company continues to experience strong balance sheet growth with total assets increasing $218.2 million, or 32.9%, from $662.9 million as of December 31, 2002, to $881.1 million at December 31, 2003. Deposits grew similarly over the year increasing $206.5 million, or 36.4%, from $567.0 million at December 31, 2002, to $773.5 million. Loans, net of allowance for loan losses, increased $122.6 million, or 22.9%, from $535.8 million at December 31, 2002, to $658.4 million. The majority of loan growth occurred in non-farm, non-residential real estate loans which increased $60.0 million, or 22.6%, from $265.7 million at December 31, 2002, to $325.7 million at December 31, 2003. Construction loans represented the second largest dollar increase rising $42.1 million, or 37.8%, from $111.3 million at December 31, 2002, to $153.4 million, while one-to-four family residential loans, exclusive of loans held-for-sale, increased $21.7 million, or 32.4%, from $67.1 million at December 31, 2002, to $88.8 million at December 31, 2003. The increase in one-to-four family residential loans was due primarily to a $17.8 million increase in home equity loans outstanding.

Loans held-for-sale, which represent one-to-four family residential real estate loans originated on a pre-sold basis to various investors, fell $15.4 million, or 81.4%, from $18.9 million outstanding at December 31, 2002, to $3.5 million at December 31, 2003, as production slowed in the fourth quarter of 2003 with total originations of $38.5 million as compared to $72.7 million for the same period in 2002. For the year ended December 31, 2003, originations were up $80.0 million, or 38.5% from $207.8 million in 2002 to $287.8 million. Refinancing activity represented $210.1 million, or 73.0%, of total originations in 2003, and $15.9 million, or 41.3% of total originations in the fourth quarter ended December 31, 2003.

With the increase in loans trailing deposit growth, investment securities increased $78.0 million, or 109.5%, from $71.2 million at December 31, 2002, to $149.2 million at December 31, 2003. Growth was concentrated in short- term U.S. Government Agency obligations and variable rate domestic corporate debt obligations as the Bank has generally avoided long-term investments in 2003 due to historically low interest rates and its desire to maintain a low level of interest rate risk. The Bank also purchased $6.0 million in single premium bank-owned life insurance policies in May 2003 through three highly rated insurance carriers. These policies were recorded on the balance sheet under other assets and have contributed $178 thousand in income, on an after-tax basis, year-to-date.

Deposit growth occurred in all categories with non-interest bearing demand deposits increasing $21.2 million, or 21.5%, from $98.6 million at December 31, 2002, to $119.8 million at December 31, 2003, savings and interest-bearing demand deposits increasing $149.3 million, or 78.3%, from $190.8 million at December 31, 2002, to $340.1 million at December 31, 2003, and time deposits growing $36.0 million, or 13.0%, from $277.6 million at December 31, 2002, to $313.6 million.

Stockholders' equity increased $13.2 million, or 31.6%, from $41.8 million at December 31, 2002, to $55.1 million at December 31, 2003, on earnings of $11.5 million ($1.35 diluted per share), $2.4 million in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers, and a decline in other comprehensive income of $694 thousand, after tax.

Asset quality remains strong with total non-performing assets to total assets of 0.16% as of December 31, 2003, compared to 0.36% at December 31, 2002. Net charge-offs for the year ended December 31, 2003, were $42 thousand or 0.01% of average loans compared to $110 thousand, or 0.02% for the prior fiscal year.

Peter A. Converse, President and Chief Executive Officer, commented, "We are very pleased to report record fourth quarter and year 2003 earnings despite the dual challenges of net interest margin compression during most of the year and the decrease in mortgage refinancing activity in the fourth quarter. Our continued strong growth in earning assets more than offset this and we benefited further from an improving net interest margin toward the end of the year. While net loans increased almost 23%, we continued to maintain excellent asset quality relative to peers."

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state-chartered bank that commenced operations in May 1988 and offers a full range of banking services through thirteen branch offices, two residential mortgage offices and one investment services office principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 34% rate and non-interest income. This is a financial measure not recognized under generally accepted accounting principles, but which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".

For further information contact:      William K. Beauchesne
                                      Executive Vice President and
                                      Chief Financial Officer
                                      (703) 633-6120   wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                      Three Months Ended December 31,          Year Ended December 31,
                                                   -------------------------------------   ---------------------------------
                                                         2003         2002    % CHANGE          2003        2002  % CHANGE
                                                   ----------   ----------    ---------   ----------  ----------  --------
SUMMARY OPERATING RESULTS
   Interest and dividend income                    $   12,329   $   10,391        18.6%   $   45,968  $   38,998      17.9%
   Interest expense                                     3,426        3,545        -3.4%       13,893      14,128      -1.7%
     Net interest and dividend income                   8,903        6,846        30.0%       32,075      24,870      29.0%
   Provision for loan losses                              488          264        84.8%        1,575       1,678      -6.1%
   Non-interest income                                  1,557        1,764       -11.7%        7,746       5,593      38.5%
   Non-interest expense                                 5,389        4,801        12.2%       20,820      17,217      20.9%
     Income before income taxes                         4,583        3,545        29.3%       17,426      11,568      50.6%
   Net income                                      $    3,027   $    2,352        28.7%   $   11,546  $    7,676      50.4%

PERFORMANCE RATIOS
   Return on average assets (annualized)                 1.39%        1.45%                     1.47%       1.32%
   Return on average equity (annualized)                22.48%       22.99%                    23.71%      23.06%
   Net interest margin                                   4.21%        4.32%                     4.30%       4.48%
   Efficiency ratio (1)                                 51.40%       55.77%                    52.17%      56.52%

PER SHARE DATA (2)
   Net income-basic                                $     0.38   $     0.32        18.8%   $     1.48  $     1.08      37.0%
   Net income-diluted                              $     0.35   $     0.29        20.7%   $     1.35  $     0.96      40.6%
   Average number of shares outstanding:
     Basic                                          7,863,411    7,478,660                 7,786,755   7,119,514
     Diluted                                        8,614,585    8,319,960                 8,512,174   7,994,266

                                                                        As of December 31,
                                                               --------------------------------------
                                                                     2003         2002     % Change
                                                                ---------    ---------     --------
SELECTED BALANCE SHEET DATA:
   Loans, net                                                   $ 658,364    $ 535,848        22.9%
   Investment securities                                          149,245       71,231       109.5%
   Assets                                                         881,124      662,887        32.9%
   Deposits                                                       773,511      566,996        36.4%
   Stockholders' equity                                            55,092       41,850        31.6%
   Book value per share (2)                                     $    7.01    $    5.60        25.2%

CAPITAL RATIOS (% of risk weighted assets):
   Tier 1 capital:
     Company                                                        10.15%       10.03%
     Bank                                                            7.51%        6.69%
   Total qualifying capital:
     Company                                                        11.18%       11.89%
     Bank                                                           11.03%       10.33%

ASSET QUALITY:
   Non-performing assets:
     Impaired loans                                             $     416    $     444        -6.3%
     Non-accrual loans                                                 46        1,943       -97.6%
     Loans 90+ days past due and still accruing                        84           --         n/a
     Troubled debt restructurings                                     875           --         n/a
                                                                ----------------------
       Total non-performing assets, past due
         loans and troubled debt restructurings                 $   1,421    $   2,387       -40.5%
                 to total loans:                                     0.21%        0.44%
                 to total assets:                                    0.16%        0.36%
   Allowance for loan losses to total loans                          1.12%        1.09%
   Net charge-offs                                              $      42    $     110       -61.8%
   Net charge-offs to average loans outstanding                      0.01%        0.02%


                                                                        As of December 31,
                                                               -------------------------------------
                                                                      2003         2002     % Change
                                                               ------------ ------------ ------------
LOAN PORTFOLIO (3)
   Commercial                                                   $  61,178    $  44,559        37.3%
   Real estate-one to four family residential                      88,789       67,061        32.4%
   Real estate-mutifamily residential                              29,954       29,269         2.3%
   Real estate-nonfarm, nonresidential                            325,668      265,694        22.6%
   Real estate-construction                                       153,400      111,333        37.8%
   Consumer                                                         6,061        6,941       -12.7%
                                                              ------------------------
     Total loans                                                $ 665,050    $ 524,857        26.7%
   Less unearned income                                             2,742        2,033        34.9%
   Less allowance for loan losses                                   7,457        5,924        25.9%
                                                              ------------------------
     Loans, net                                                 $ 654,851    $ 516,900        26.7%

INVESTMENT SECURITIES (AT BOOK VALUE)
   Available-for-sale:
     U.S. Government Agency obligations                         $  93,096    $  52,661        76.8%
     Domestic corporate debt obligations                            6,173           --          n/a
     Obligations of states and political subdivisions               1,295        1,229         5.4%
     Restricted stock:
       Federal Reserve Bank                                           758          542        39.9%
       Federal Home Loan Bank                                       1,355        1,194        13.5%
       Community Bankers' Bank                                         55           55           --
                                                              ------------------------
                                                                $ 102,732    $  55,681        84.5%
   Held-to-maturity:
     U.S. Government Agency obligations                         $  38,490    $   8,534       351.0%
     Obligations of states and politicalsubdivisions                7,535        6,534        15.3%
     Domestic corporate debt obligations                              488          482         1.2%
                                                              ------------------------
                                                                $  46,513    $  15,550       199.1%

(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 34% rate and non-interest income.

(2) 2002 information has been restated to give effect to a two for one stock split in the form of a 100% stock dividend in May 2003.

(3)  Excludes loans held-for-sale.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                               As of December 31,
                                   (Unaudited)

                                                                         2003         2002
                                                                    ---------    ---------
ASSETS
Cash and due from banks                                             $  22,434    $  19,907
Securities (fair value: 2003, $149,875; 2002, $71,766)                149,245       71,231
Federal funds sold                                                     31,622       24,071
Loans held-for-sale                                                     3,513       18,948
Loans, net of allowance for loan losses of $7,457 in 2003 and
  $5,924 in 2002                                                      654,851      516,900
Bank premises and equipment, net                                        6,189        6,517
Accrued interest receivable                                             3,372        2,489
Other assets                                                            9,898        2,824
                                                                    ---------    ---------
   Total assets                                                     $ 881,124    $ 662,887
                                                                    =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Non-interest bearing demand deposits                             $ 119,785    $  98,575
   Savings and interest-bearing demand deposits                       340,122      190,811
   Time deposits                                                      313,604      277,610
                                                                    ---------    ---------
   Total deposits                                                   $ 773,511    $ 566,996

Securities sold under agreement to repurchase and federal funds
  purchased                                                            30,887       32,081
Other borrowed funds                                                       --          400
Trust preferred capital notes                                          18,000       18,000
Accrued interest payable                                                1,024        1,271
Other liabilities                                                       2,610        2,289
Commitments and contingent liabilities                                     --           --
                                                                    ---------    ---------
   Total liabilities                                                $ 826,032    $ 621,037
                                                                    =========    =========
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares authorized and           $    --      $    --
  un-issued
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2003, 7,860,291; 2002, 3,739,330                          7,860        3,739
Surplus                                                                17,891       19,622
Retained earnings                                                      29,354       17,808
Accumulated other comprehensive income (loss)                             (13)         681
                                                                    ---------    ---------
   Total stockholders' equity                                       $  55,092    $  41,850
   Total liabilities and stockholders' equity                       $ 881,124    $ 662,887
                                                                    =========    =========

                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended        Year Ended
                                                               December 31,          December 31,
                                                          -------------------   -------------------
                                                              2003       2002       2003       2002
                                                          --------   --------   --------   --------
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                            $ 10,747   $  9,514   $ 41,065   $ 35,491
    Interest and dividends on investment securities:
       U.S. Treasury securities and agency obligations       1,348        692      3,871      2,769
       Other securities                                        182        108        655        383
    Interest on federal funds sold                              52         77        377        355
                                                          --------   --------   --------   --------
    Total interest and dividend income                    $ 12,329   $ 10,391   $ 45,968   $ 38,998

INTEREST EXPENSE:
    Deposits                                              $  3,186   $  3,366   $ 12,914   $ 13,341
    Securities sold under agreement to repurchase
       and federal funds purchased                              32         43        123        245
    Other borrowed funds                                         3         91         21        497
    Trust preferred capital notes                              205         45        835         45
                                                          --------   --------   --------   --------
    Total interest expense                                $  3,426   $  3,545   $ 13,893   $ 14,128

NET INTEREST INCOME:                                      $  8,903   $  6,846   $ 32,075   $ 24,870
    Provision for loan losses                                  488        264      1,575      1,678
                                                          --------   --------   --------   --------
    Net interest income after provision for loan losses   $  8,415   $  6,582   $ 30,500   $ 23,192

NON-INTEREST INCOME:
    Service charges and other fees                        $    522   $    449   $  1,811   $  1,630
    Fees and net gains on loans held-for-sale                  924      1,301      5,670      3,920
    Gain (loss) on sale of securities                           --         --         --         (1)
    Other                                                      111         14        265         44
                                                          --------   --------   --------   --------
    Total non-interest income                             $  1,557   $  1,764   $  7,746   $  5,593

NON-INTEREST EXPENSE:
    Salaries and employee benefits                        $  3,164   $  2,859   $ 12,562   $ 10,159
    Occupancy expense                                          810        772      3,190      2,915
    Data processing expense                                    316        331      1,239      1,079
    Other operating expense                                  1,099        839      3,829      3,064
                                                          --------   --------   --------   --------
    Total non-interest expense                            $  5,389   $  4,801   $ 20,820   $ 17,217

    Income before taxes on income                         $  4,583   $  3,545   $ 17,426   $ 11,568
    Provision for income taxes                               1,556      1,193      5,880      3,892
                                                          --------   --------   --------   --------
NET INCOME                                                $  3,027   $  2,352   $ 11,546   $  7,676
    Earnings per common share, basic                      $   0.38   $   0.32   $   1.48   $   1.08
    Earnings per common share, diluted                    $   0.35   $   0.29   $   1.35   $   0.96

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                         Three Months Ended December 31,
                                   (Unaudited)

                                           ---------------------------------------    ---------------------------------------
                                                           2003                                         2002
                                           ---------------------------------------    ---------------------------------------
         (Dollars in thousands)                           Interest      Average                         Interest     Average
                                              Average      Income-       Yields           Average        Income-      Yields
                                              Balance      Expense       /Rates           Balance        Expense      /Rates
                                             ---------    ---------      -------         ---------      ---------     ------
ASSETS
Securities (1)                                $158,466     $  1,530         3.92%        $  70,236       $    800       4.64%
Loans, net of unearned income (2)              647,573       10,747         6.49%          525,773          9,514       7.08%
Federal funds sold                              22,507           52         0.90%           22,815             77       1.32%
                                             ---------     --------         ----         ---------       --------       ----
TOTAL INTEREST-EARNING ASSETS                $ 828,546     $ 12,329         5.85%        $ 618,824       $ 10,391       6.59%
Other assets                                    32,679                                      25,779
                                             ---------                                   ---------
TOTAL ASSETS                                 $ 861,225                                   $ 644,603
                                             =========                                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                               $ 200,762     $    685         1.35%        $ 100,099       $    469       1.86%
  Money market accounts                         99,138          331         1.33%           62,044            322       2.06%
  Savings accounts                              20,401           29         0.56%           18,016             61       1.33%
  Time deposits                                310,912        2,141         2.73%          277,183          2,514       3.60%
                                             ---------     --------         ----         ---------       --------       ----
Total interest-bearing deposits              $ 631,213     $  3,186         2.00%        $ 457,342       $  3,366       2.92%
Securities sold under agreement to
  repurchase and federal funds purchased        33,841           32         0.37%           31,349             43       0.54%
Other borrowed funds                               205            3         5.85%            7,270             91       4.91%
Trust preferred capital notes                   18,000          205         4.44%            3,640             45       4.78%
                                             ---------     --------         ----         ---------       --------       ----
TOTAL INTEREST-BEARING LIABILITIES           $ 683,259     $  3,426         1.99%        $ 499,601       $  3,545       2.81%

Demand deposits and other non-interest
  bearing liabilities                          124,546                                     104,414
                                             ---------                                   ---------
TOTAL LIABILITIES                            $ 807,805                                   $ 604,015
Stockholders' equity                            53,420                                      40,588
                                             ---------                                   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 861,225                                   $ 644,603
                                             =========                                   =========
Interest rate spread                                                        3.86%                                       3.78%
Net interest income and margin                             $  8,903         4.21%                        $  6,846       4.32%


(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 34.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $645 thousand and $374 thousand for the three months ended December 31, 2003 and 2002, respectively.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                             Year Ended December 31,
                                   (Unaudited)

                                           ---------------------------------------    ---------------------------------------
                                                           2003                                         2002
                                           ---------------------------------------    ---------------------------------------
         (Dollars in thousands)                           Interest      Average                         Interest     Average
                                              Average      Income-       Yields           Average        Income-      Yields
                                              Balance      Expense       /Rates           Balance        Expense      /Rates
                                             ---------    ---------      -------         ---------      ---------     ------
ASSETS
Securities (1)                               $ 115,995     $  4,526         3.98%        $  61,986       $  3,152       5.16%
Loans, net of unearned income (2)              595,816       41,065         6.89%          471,924         35,491       7.52%
Federal funds sold                              36,018          377         1.05%           22,165            355       1.60%
                                             ---------     --------         ----         ---------       --------       ----
TOTAL INTEREST-EARNING ASSETS                $ 747,829     $ 45,968         6.16%        $ 556,075       $ 38,998       7.02%
Other assets                                    35,754                                      27,235
                                             ---------                                   ---------
TOTAL ASSETS                                 $ 783,583                                   $ 583,310
                                             =========                                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                               $ 157,958     $  2,415         1.53%        $  89,756       $  1,847       2.06%
  Money market accounts                         85,418        1,354         1.59%           54,144          1,213       2.24%
  Savings accounts                              22,136          180         0.81%           16,131            220       1.36%
  Time deposits                                299,752        8,965         2.99%          255,875         10,061       3.93%
                                             ---------     --------         ----         ---------       --------       ----
Total interest-bearing deposits              $ 565,264     $ 12,914         2.28%        $ 415,906       $ 13,341       3.21%
Securities sold under agreement to
  repurchase and federal funds purchased        32,963          123         0.37%           33,791            245       0.73%
Other borrowed funds                               351           21         5.93%           10,109            497       4.91%
Trust preferred capital notes                   18,000          835         4.64%              929             45       4.78%
                                             ---------     --------         ----         ---------       --------       ----
TOTAL INTEREST-BEARING LIABILITIES           $ 616,578     $ 13,893         2.25%        $ 460,735       $ 14,128       3.07%
Demand deposits and other non-interest
  bearing liabilities                          118,313                                      89,293
                                             ---------                                   ---------
TOTAL LIABILITIES                            $ 734,891                                   $ 550,028
Stockholders' equity                            48,692                                      33,282
                                             ---------                                   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 783,583                                   $ 583,310
                                             =========                                   =========
Interest rate spread                                                        3.91%                                       3.95%
Net interest income and margin                             $ 32,075         4.30%                        $ 24,870       4.48%


(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 34.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $2.1 million and $1.6 million for the year ended December 31, 2003 and 2002, respectively.